Exhibit 23.1

KPMG LLP	Telephone	(416) 777-8500
Bay Adelaide Centre	Fax	(416) 777-8818
333 Bay Street Suite 4600	Internet	www.kpmg.ca
Toronto ON M5H 2S5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

McEwen Mining Inc.

We consent to the incorporation by reference in the registration statements: Nos. 333-144563, 333-144569, 333-112269, 333-36600, 333-179143 and 333-179144 on Form S-8; No. 333-182192 on Form S-3; and No. 333-178306 on Form S-4 of McEwen Mining Inc. of our reports dated March 9, 2015 on the consolidated balance sheets as of December 31, 2014 and December 31, 2013, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ equity and cash flows for each of the years in the three-year period ended December 31, 2014, and the effectiveness of internal control over financial reporting, which reports appear in the December 31, 2014 annual report on Form 10-K of McEwen Mining Inc.

/s/ KPMG LLP

Chartered Professional Accountants, Licensed Public Accountants
Toronto, Canada
March 9, 2015